EXHIBIT 4.4

Stock transfer form, dated 22 January 2003, in respect of the transfer of 24,836,365 shares in Cegetel Groupe from Cegetel Holdings I BV to Societe d'Investissement pour la Telephonie, incorporated into this annual report by reference from the Company’s Annual Report on Form 20-F (File No. 1-8819) for the year ended March 31, 2003 dated June 4, 2003.